EXHIBIT 99.1
LGI Homes, Inc. Reports Fourth Quarter and Full Year 2025 Results and Issues Guidance for 2026
THE WOODLANDS, Texas, February 17, 2026 (GLOBE NEWSWIRE) – LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the fourth quarter and year ended December 31, 2025.
“Our team delivered a solid finish to the year and further strengthened the foundation that supports our long-term growth plans,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.
“During the quarter, we closed 1,362 homes, including 61 currently and previously leased homes. Of this total, 1,301 homes contributed directly to our reported revenue of $474.0 million. Supported by our strong performance in December, we averaged 3.1 closings per community per month in the fourth quarter, the highest pace of the year.
“Our self‑developed land position continued to provide structural margin support, helping offset the impact of financing incentives and price adjustments offered on older inventory. As a result, fourth-quarter adjusted gross margin was 22.3%.
“Fourth-quarter orders benefited from an agreement with a wholesale buyer to deliver 480 homes over the course of 2026, which contributed to a 133% increase in our backlog. Excluding that wholesale contract, backlog at year‑end was still up 53% compared to 2024.
“Looking ahead, our 2026 guidance reflects the conditions we are seeing in the market today and assumes they persist through the balance of the year. We are projecting full‑year home closings between 4,600 and 5,400, at an average sales price between $355,000 and $365,000 with gross margin expected to range between 18.0% and 20.0% and adjusted gross margin between 21.0% and 23.0%.”
Mr. Lipar concluded, “Throughout the year, we remained disciplined in our operations, rightsized inventory, and leveraged the cost advantages of our self‑developed land pipeline. As we move into 2026, we do so with resilience, focus, and a deep commitment to navigating the market with the same discipline that guided us throughout 2025. Our strategy remains focused on affordability and aligning with today’s homebuyer needs while maintaining the long‑term fundamentals that differentiate LGI Homes. I’m grateful for the dedication of our team and confident we are well‑positioned to capitalize on opportunities in the year ahead.”
Fourth Quarter 2025 Highlights
•Home sales revenues of $474.0 million
•Home closings of 1,301
•Total home closings of 1,362, including 61 currently and previously leased homes
•Average sales price per home closed of $364,310
•Gross margin as a percentage of home sales revenues of 17.7%
•Gross margin excluding inventory impairment* as a percentage of home sales revenues of 19.2%
•Adjusted gross margin* as a percentage of home sales revenues of 22.3%
•Net income before income taxes of $24.0 million
•Net income of $17.3 million or $0.75 basic EPS and $0.75 diluted EPS
•Adjusted net income* of $22.4 million, or $0.97 adjusted basic EPS* and $0.97 adjusted diluted EPS*
Full Year 2025 Highlights
•Home sales revenues of $1.7 billion
•Home closings of 4,685
•Total home closings of 4,788, including 103 currently and previously leased homes
•Average sales price per home closed of $364,035
•Gross margin as a percentage of home sales revenues of 20.7%

•Gross margin excluding inventory impairment* as a percentage of home sales revenues of 21.1%
•Adjusted gross margin* as a percentage of home sales revenues of 24.0%
•Net income before income taxes of $98.5 million
•Net income of $72.6 million or $3.13 basic EPS and $3.12 diluted EPS
•Adjusted net income* of $77.6 million, or $3.35 adjusted basic EPS* and $3.34 adjusted diluted EPS*
•Active selling communities at December 31, 2025 of 144
•Total owned and controlled lots at December 31, 2025 of 60,842
•Ending backlog at December 31, 2025 of 1,394 homes
•Ending backlog value at December 31, 2025 of $501.3 million
*Please see “Non-GAAP Measures” for reconciliations of Gross Margin Excluding Inventory Impairment (a non-GAAP measure) and Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, and Adjusted Net Income (a non-GAAP measure) to Net Income, the most directly comparable GAAP measures and for calculations of adjusted basic EPS and adjusted diluted EPS.
Balance Sheet Highlights
•Total liquidity of $334.8 million at December 31, 2025, including cash and cash equivalents of $61.2 million and $273.6 million of availability under the Company’s revolving credit facility
•Net debt to capital ratio* of 43.2% at December 31, 2025
*Please see “Non-GAAP Measures” for a reconciliation of net debt to capital ratio (a non-GAAP measure) to debt to capital ratio, the most directly comparable GAAP measure.
2026 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release and the assumptions noted below, the Company is providing the following guidance for the full year 2026. The Company expects:
•Home closings between 4,600 and 5,400
•Active selling communities at the end of 2026 between 150 and 160
•Average sales price per home closed between $355,000 and $365,000
•Gross margin as a percentage of home sales revenues between 18.0% and 20.0%, adjusted for estimated capitalized interest and estimated purchase accounting of approximately 3.0%, which results in Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 21.0% and 23.0%
•SG&A as a percentage of home sales revenues between 15.0% and 16.0%
•Effective tax rate of approximately 26.5%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates, and mortgage availability, in the remainder of 2026 are similar to those experienced to date in 2026 and that the average sales price per home closed, construction costs, availability of land and land development costs for the remainder of 2026 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place and does not take into account any additional changes to U.S. trade policies, including the imposition of tariffs and duties on homebuilding products.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, February 17, 2026 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at https://investor.lgihomes.com.

An archive of the Earnings Call webcast will be available for replay on the Company’s website for one year from the date of the Earnings Call.
About LGI Homes, Inc.
Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 36 markets in 21 states. LGI Homes has closed over 80,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of the World’s Most Trustworthy Companies. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state, and national level, including the Top Workplaces USA 2025 Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs, outlook and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning expected 2026 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company’s business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 and subsequent filings by the Company with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 when it is filed with the SEC. The Company bases these forward-looking statements or outlook on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements, including the Company’s 2026 outlook, are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or outlook. Although the Company believes that these forward-looking statements and outlook are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and outlook. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$61,247	$53,197
Accounts receivable	32,467	28,717
Real estate inventory	3,520,563	3,387,853
Pre-acquisition costs and deposits	28,950	36,049
Property and equipment, net	107,145	57,038
Other assets	154,948	174,391
Deferred tax assets, net	9,904	9,271
Goodwill	12,018	12,018
Total assets	$3,927,242	$3,758,534

LIABILITIES AND EQUITY
Accounts payable	$16,179	$33,271
Accrued expenses and other liabilities	157,971	207,317
Notes payable	1,656,803	1,480,718
Total liabilities	1,830,953	1,721,306

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,789,678 shares issued and 23,133,086 shares outstanding as of December 31, 2025 and 27,644,413 shares issued and 23,397,074 shares outstanding as of December 31, 2024	277	276
Additional paid-in capital	347,308	337,161
Retained earnings	2,158,339	2,085,787
Treasury stock, at cost, 4,656,592 shares as of December 31, 2025 and 4,247,339 shares as of December 31, 2024	(409,635)	(385,996)
Total equity	2,096,289	2,037,228
Total liabilities and equity	$3,927,242	$3,758,534

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Home sales revenues	$473,967	$557,396	$1,705,504	$2,202,598

Cost of sales	389,854	429,885	1,351,958	1,669,310
Selling expenses	42,547	50,754	162,149	199,950
General and administrative	23,051	31,170	111,621	121,192
Operating income	18,515	45,587	79,776	212,146
Other income, net	(5,506)	(21,497)	(18,710)	(46,767)
Net income before income taxes	24,021	67,084	98,486	258,913
Income tax provision	6,700	16,214	25,934	62,842
Net income	$17,321	$50,870	$72,552	$196,071
Earnings per share:
Basic	$0.75	$2.16	$3.13	$8.33
Diluted	$0.75	$2.15	$3.12	$8.30

Weighted average shares outstanding:
Basic	23,085,786	23,497,275	23,188,965	23,529,724
Diluted	23,178,160	23,620,777	23,254,595	23,610,457
Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rate, and Ending Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended December 31, 2025					As of December 31, 2025
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$105,753	343	$308,318	46.7	2.4	48
Southeast	118,939	364	326,755	31.7	3.8	32
Northwest	51,837	110	471,245	14.3	2.6	14
West	128,238	287	446,822	24.7	3.9	26
Florida	69,200	197	351,269	24.3	2.7	24
Total	$473,967	1,301	$364,310	141.7	3.1	144

	Three Months Ended December 31,2024					As of December 31, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$122,999	394	$312,180	48.0	2.7	50
Southeast	131,102	404	324,510	30.0	4.5	31
Northwest	71,154	139	511,899	16.7	2.8	18
West	120,775	292	413,613	24.7	3.9	26
Florida	111,366	304	366,336	24.3	4.2	26
Total	$557,396	1,533	$363,598	143.7	3.6	151

	Year Ended December 31, 2025					As of December 31, 2025
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	419,240	1,340	$312,866	47.5	2.4	48
Southeast	472,150	1,431	$329,944	31.8	3.8	32
Northwest	188,969	384	$492,107	15.4	2.1	14
West	387,232	879	$440,537	25.2	2.9	26
Florida	237,913	651	$365,458	24.5	2.2	24
Total	1,705,504	4,685	$364,035	144.4	2.7	144.0

	Year Ended December 31, 2024					As of December 31, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	564,608	1,757	$321,348	44.8	3.3	50
Southeast	538,170	1,635	$329,156	27.2	5.0	31
Northwest	258,407	483	$535,004	14.3	2.8	18
West	472,655	1,140	$414,610	21.7	4.4	26
Florida	368,758	1,013	$364,026	22.5	3.8	26
Total	2,202,598	6,028	$365,394	130.5	3.8	151

Owned and Controlled Lots

The table below shows (i) home closings by reportable segment for the year ended December 31, 2025 and (ii) the Company’s owned or controlled lots by reportable segment as of December 31, 2025.

	Year Ended December 31, 2025	As of December 31, 2025
Reportable Segment	Home Closings	Owned(1)	Controlled	Total
Central	1,340	19,108	517	19,625
Southeast	1,431	13,372	2,629	16,001
Northwest	384	5,877	1,250	7,127
West	879	8,367	3,323	11,690
Florida	651	5,166	1,233	6,399
Total	4,685	51,890	8,952	60,842
(1)Of the 51,890 owned lots as of December 31, 2025, 35,416 were raw/under development lots and 16,474 were finished lots. Finished lots included 2,311 completed homes, including information centers, and 1,054 homes in progress.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

	Twelve Months Ended December 31,
Backlog Data	2025 (4)	2024 (5)
Net orders (1)	5,549	6,037
Cancellation rate (2)	32.8%	22.8%
Ending backlog – homes (3)	1,394	599
Ending backlog – value (3)	$501,296	$236,511
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of retail homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts with varying terms. Ending backlog is valued at the contract amount.
(4)As of December 31, 2025, the Company had 506 units related to bulk sales agreements associated with its wholesale business.
(5)As of December 31, 2024, the Company had 146 units related to bulk sales agreements associated with its wholesale business.

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, gross margin excluding inventory impairment, adjusted gross margin, and net debt to capital ratio.
Adjusted Net Income, Adjusted Basic Earnings per Share, and Adjusted Diluted Earnings per Share
Adjusted net income, adjusted basic earnings per share, and adjusted diluted earnings per share are non-GAAP financial measures used by management as supplemental measures in evaluating operating performance. The Company defines adjusted net income as net income less inventory impairment charges. The Company defines adjusted basic earnings per share as adjusted net income divided by weighted average basic shares outstanding. The Company defines adjusted diluted earnings per share as adjusted net income divided by weighted average diluted shares outstanding. Management believes that the presentation of adjusted net income, adjusted basic earnings per share, and adjusted diluted earnings per share provides useful information to investors because such measures isolate the impact that inventory impairment charges have on net income and earnings per share. However, because adjusted net income, adjusted basic earnings per share, and adjusted diluted earnings per share exclude the inventory impairment charge, which has real economic effects and could impact the Company’s results, the utility of adjusted net income, adjusted basic earnings per share, and adjusted diluted earnings per share as measures of the Company’s operating performance may be limited. In addition, other companies may not calculate adjusted net income, adjusted basic earnings per share, and adjusted diluted earnings per share in the same manner that the Company does. Accordingly, adjusted net income, adjusted basic earnings per share, and adjusted diluted earnings per share should be considered only as supplements to net income, basic earnings per share, and diluted earnings per share, respectively, as measures of the Company’s performance.
The following table reconciles adjusted net income to net income, which is the GAAP financial measure that management believes to be most directly comparable, and adjusted basic earnings per share and adjusted diluted earnings per share are calculated by dividing adjusted net income by basic or diluted weighted average shares outstanding, respectively (dollars in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$17,321	$50,870	$72,552	$196,071
Basic weighted average number of shares outstanding	23,085,786	23,497,275	23,188,965	23,529,724
Basic earnings per share	$0.75	$2.16	$3.13	$8.33
Diluted weighted average number of shares outstanding	23,178,160	23,620,777	23,254,595	23,610,457
Diluted earnings per share	$0.75	$2.15	$3.12	$8.30
Adjusted Net Income, Adjusted Basic Earnings per Share, and Adjusted Diluted Earnings per Share

Net income	$17,321	$50,870	$72,552	$196,071
Inventory Impairment	6,717	—	6,717	—
Tax impact due to above non-GAAP reconciling item	(1,641)	—	(1,641)	—
Adjusted net income	$22,397	$50,870	$77,628	$196,071

Basic weighted average number of shares outstanding	23,085,786	23,497,275	23,188,965	23,529,724
Adjusted basic earnings per share	$0.97	$2.16	$3.35	$8.33
Diluted weighted average number of shares outstanding	23,178,160	23,620,777	23,254,595	23,610,457
Adjusted diluted earnings per share	$0.97	$2.15	$3.34	$8.30

Gross Margin Excluding Inventory Impairment and Adjusted Gross Margin

Gross margin excluding inventory impairment and adjusted gross margin are non-GAAP financial measures used by management as supplemental measures in evaluating operating performance. The Company defines gross margin excluding inventory impairment as gross margin less inventory impairment charges. The Company defines adjusted gross margin as gross margin excluding inventory impairment, less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes adjusted gross margin is useful because it isolates the impact that capitalized interest, purchase accounting adjustments, and inventory impairment have on gross margin. However, because adjusted gross margin excludes capitalized interest, purchase accounting adjustments, and inventory impairment, which have real economic effects and could impact the Company’s results, the utility of adjusted gross margin as a measure of the Company’s operating performance may be limited. In addition, other companies may not calculate gross margin excluding inventory impairment and adjusted gross margin in the same manner that the Company does. Accordingly, gross margin excluding inventory impairment and adjusted gross margin should be considered only as supplements to gross margin as a measure of the Company’s performance.
The following table reconciles gross margin excluding inventory impairment and adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Home sales revenues	$473,967	$557,396	$1,705,504	$2,202,598
Cost of sales	389,854	429,885	1,351,958	1,669,310
Gross margin	84,113	127,511	353,546	533,288
Inventory impairment	6,717	—	6,717	—
Gross margin excluding inventory impairment	$90,830	$127,511	$360,263	$533,288
Capitalized interest charged to cost of sales	14,436	11,884	45,543	42,071
Purchase accounting adjustments (1)	609	900	3,459	4,034
Adjusted gross margin	$105,875	$140,295	$409,265	$579,393
Gross margin % (2)	17.7%	22.9%	20.7%	24.2%
Gross margin % excluding inventory impairment (2)	19.2%	22.9%	21.1%	24.2%
Adjusted gross margin % (2)	22.3%	25.2%	24.0%	26.3%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.

Net Debt to Capital Ratio
Net debt to capital ratio is a non-GAAP financial measure used by management as a supplemental measure in understanding the leverage employed in the Company’s operations and as an indicator of its ability to obtain financing. The Company defines net debt to capital ratio as net debt (which is total debt minus cash and cash equivalents) divided by net debt plus total equity.
Management believes that the presentation of net debt to capital ratio provides useful information to investors regarding the
Company’s financial leverage and its ability to meet long-term obligations. By excluding cash and cash equivalents from total debt, the ratio offers a clearer view of the Company’s capital structure and financial flexibility. Management uses this metric to monitor the Company’s capital efficiency and to evaluate the effectiveness of its capital management strategies over time.
Other companies may define this measure differently and, as a result, the Company’s measure of net debt to capital ratio may not be directly comparable to the measures of other companies.
The following table reconciles net debt to capital ratio (a non-GAAP financial measure) to debt to capital ratio, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	December 31,
	2025	2024
Total debt (Notes payable)	$1,656,803	$1,480,718
Total equity	2,096,289	2,037,228
Total capital	$3,753,092	$3,517,946
Debt to capital ratio	44.1%	42.1%

Total debt (Notes payable)	$1,656,803	$1,480,718
Less: Cash and cash equivalents	61,247	53,197
Net debt	$1,595,556	$1,427,521
Total equity	2,096,289	2,037,228
Total net capital	$3,691,845	$3,464,749
Net debt to capital ratio(1)	43.2%	41.2%
(1) Net debt to capital ratio is calculated as net debt (which is total debt minus cash and cash equivalents) divided by net debt plus total equity.

CONTACT:     Joshua D. Fattor
Executive Vice President, Investor Relations and Capital Markets
(281) 210-2586
investorrelations@lgihomes.com